 Exhibit 4.7
Form 51-102F3
Material Change Report
Item 1
Name and Address of Company

Cardiol Therapeutics Inc. (the “Company”)
2265 Upper Middle Road East
Suite 602
Oakville, Ontario L6H 0G5
Item 2
Date of Material Change

May 5, 2021.
Item 3
News Release

The press releases attached as Schedule “A”, Schedule “B” and Schedule “C” were disseminated through Canada Newswire, Globe Newswire and Newsfile Corp. respectively on May 5, 2021, May 6, 2021 and May 12, 2021.
Item 4
Summary of Material Change

On May 5, 2021, the Company announced that it had entered into an agreement with Raymond James Ltd. as sole bookrunner, on behalf of a syndicate of underwriters (collectively the “Underwriters”) pursuant to which the Underwriters agreed to purchase, on a bought deal basis, 4,167,000 units of the Company (“Units”) at a price of $3.60 per Unit for gross proceeds of approximately $15 million (the “Offering”). Each Unit comprises one common share (each a “Common Share”) and one-half Common Share purchase warrant of the Company (each such full warrant, a “Warrant”), and each Warrant entitles the holder thereof to acquire one Common Share at an exercise price of $4.60 per Warrant Share until May 12, 2024.
On May 6, 2021, the Company announced that, due to strong demand, it had upsized the Offering to approximately $22 million.
On May 12, 2021, the Company announced the closing of the Offering resulting in the issuance of 6,112,000 Units for aggregate gross proceeds of approximately $22 million.
Item 5
Full Description of Material Change

5.1
Full Description of Material Change

Please see the press releases attached as Schedule “A”, Schedule “B” and Schedule “C”.
5.2
Disclosure for Restructuring Transactions

Not applicable.
Item 6
Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.
Item 7
Omitted Information

Not applicable.
Item 8
Executive Officer

The following executive officer is knowledgeable about the material changes and may be contacted about this report:
Chris Waddick
Chief Financial Officer
(289) 910-0850
Item 9
Date of Report

May 14, 2021.

Schedule “A”
[See Attached]

2265 Upper Middle Road East, Suite 602
Oakville, ON L6H 0G5, Canada
Cardiol Therapeutics Announces $15 Million
Bought Deal Public Offering
THIS NEWS RELEASE IS INTENDED FOR DISTRIBUTION IN CANADA ONLY AND IS NOT INTENDED FOR DISTRIBUTION TO UNITED STATES NEWSWIRE SERVICES NOR FOR DISSEMINATION IN THE UNITED STATES.
Oakville, ON — May 5, 2021 — Cardiol Therapeutics Inc. (TSX: CRDL) (“Cardiol” or the “Company”), a clinical-stage biotechnology company focused on developing innovative anti- inflammatory therapies for the treatment of cardiovascular disease, is pleased to announce that it has entered into an agreement with Raymond James Ltd. as sole bookrunner, on behalf of a syndicate of underwriters (collectively the “Underwriters”) pursuant to which the Underwriters have agreed to purchase, on a bought deal basis, 4,167,000 units of the Company (“Units”) at a price of $3.60 per Unit for gross proceeds of approximately $15 million (the “Offering”).
Each Unit comprises one common share (each a “Common Share”) and one-half Common Share purchase warrant (each such full warrant, a “Warrant”). Each Warrant will entitle the holder thereof to purchase one Common Share at a price of $4.60 for a period of 36 months following the closing of the Offering.
The Company has granted the Underwriters an Over-Allotment Option, exercisable in whole or in part, at any time, and from time to time, for a period of 30 days following the closing of the Offering, to purchase at the Issue Price up to such number of additional Units, Common Shares, and Warrants as is equal to 15% of the number of Units sold pursuant to the Offering. The Underwriters can elect to exercise the Over-Allotment Option for Units only, Common Shares only, or Warrants only, or any combination thereof, to cover over-allotments, if any, and for market stabilization purposes.
The Company intends to use the net proceeds from the Offering to advance the Company’s research and clinical development programs, additional commercial product development, and for general corporate purposes.
The Units will be offered by way of prospectus supplement filed in each of the provinces of Canada (other than Quebec) to supplement the Company’s short form base shelf prospectus dated April 30, 2021.
The Offering is expected to close on or about May 12, 2021 and is subject to market and other customary conditions, including approval of the Toronto Stock Exchange, and the entering into of an underwriting agreement between the Company and the Underwriters.
The securities offered have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any applicable U.S. state securities laws, and may not be offered or sold to, or for the account or benefit of, persons in the United States or “U.S. persons” (as such term is defined under Regulation S under the U.S. Securities Act) absent registration or an available exemption from the registration requirement of the U.S. Securities Act and applicable U.S. state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Cardiol Therapeutics
Cardiol Therapeutics Inc. (TSX: CRDL) is a clinical-stage biotechnology company focused on the research and clinical development of innovative anti-inflammatory therapies for the treatment of cardiovascular disease (“CVD”). The Company’s lead product, CardiolRx™, is a pharmaceutically produced oral cannabidiol formulation that is being investigated in a Phase II/III outcomes study in hospitalized patients testing positive for the COVID-19 virus. This potentially registrational trial is designed to evaluate the efficacy and safety of CardiolRx as a cardioprotective therapy to reduce mortality and major cardiovascular events in COVID-19 patients who have a prior history of, or risk factors for, CVD, and to investigate the influence CardiolRx has on key markers of inflammatory heart disease.
Cardiol is also planning to file an investigational new drug (“IND”) application for a Phase II international trial that will investigate the anti-inflammatory and anti-fibrotic properties of CardiolRx in patients with acute myocarditis, which remains the most common cause of sudden cardiac death in people under 35 years of age. In addition, Cardiol is developing a subcutaneous formulation of CardiolRx and other anti-inflammatory therapies for the treatment of chronic heart failure — a leading cause of death and hospitalization in North America, with associated annual healthcare costs in the U.S. alone exceeding $30 billion.
Cardiol recently commercialized Cortalex™ (cortalex.com), a pharmaceutically produced cannabidiol formulation developed to address underserved segments of the Canadian medicinal cannabidiol market.
For more information about Cardiol Therapeutics, please visit cardiolrx.com.
Cautionary statement regarding forward-looking information:
This news release contains “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact, that address activities, events, or developments that Cardiol believes, expects, or anticipates will, may, could or might occur in the future are “forward-looking information.” Forward looking information contained herein may include, but is not limited to, statements relating to: the Company’s focus on developing innovative anti-inflammatory therapies for the treatment of CVD; the number of Units, price per Unit and gross proceeds from the Offering; the composition of the Units and the terms of the Warrants; the terms of the Over-Allotment Option; the intended use of proceeds; the fact that the Units will be offered by way of prospectus supplement; the anticipated closing date and closing conditions for the Offering; and the fact that Cardiol plans to file an IND application. Forward-looking information contained herein reflects the current expectations or beliefs of Cardiol based on information currently available to it and is subject to a variety of known and unknown risks and uncertainties and other factors that could cause the actual events or results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking information, and are not (and should not be considered to be) guarantees of future performance. These risks and uncertainties and other factors include the risks and uncertainties referred to in the Company’s Annual Information Form dated March 31, 2021, as well as the risks and uncertainties associated with product commercialization, clinical studies and the risk that the Offering is not completed. These risks, uncertainties and other factors should be considered carefully, and investors should not place undue reliance on the forward-looking information. Any forward-looking information speaks only as of the date on which it is made and, except as may be required by applicable securities laws, Cardiol disclaims any intent or obligation to update or revise such forward-looking information, whether as a result of new information, future events or results or otherwise.
For further information, please contact:
David Elsley, President & CEO +1-289-910-0850
david.elsley@cardiolrx.com
Trevor Burns, Investor Relations +1-289-910-0855
trevor.burns@cardiolrx.com

Schedule “B”
[See Attached]

2265 Upper Middle Road East, Suite 602
Oakville, ON L6H 0G5, Canada
Cardiol Announces Upsize to Previously
Announced Bought Deal Public Offering
THIS NEWS RELEASE IS INTENDED FOR DISTRIBUTION IN CANADA ONLY AND
IS NOT INTENDED FOR DISTRIBUTION TO UNITED STATES NEWSWIRE
SERVICES NOR FOR DISSEMINATION IN THE UNITED STATES.
Oakville, ON — May 6, 2021 — Cardiol Therapeutics Inc. (TSX: CRDL) (“Cardiol” or the “Company”), a clinical-stage biotechnology company focused on developing innovative anti- inflammatory therapies for the treatment of cardiovascular disease, is pleased to announce that, due to strong demand, it has agreed with Raymond James Ltd. as sole bookrunner on behalf of a syndicate of underwriters (collectively, the “Underwriters”), to increase the size of its previously announced $15 million “bought deal” offering of units. Pursuant to the upsized deal terms, the Underwriters have agreed to purchase, on a “bought deal” basis, 6,112,000 units (the “Units”) of the Company at a price of $3.60 per Unit (the “Issue Price”) for aggregate gross proceeds to the Company of approximately $22 million (the “Offering”).
Each Unit comprises one common share (each a “Common Share”) and one-half Common Share purchase warrant (each such full warrant, a “Warrant”). Each Warrant will entitle the holder thereof to purchase one Common Share at a price of $4.60 for a period of 36 months following the closing of the Offering.
The Company has granted the Underwriters an Over-Allotment Option, exercisable in whole or in part, at any time, and from time to time, for a period of 30 days following the closing of the Offering, to purchase at the Issue Price up to such number of additional Units, Common Shares, and Warrants as is equal to 15% of the number of Units sold pursuant to the Offering. The Underwriters can elect to exercise the Over-Allotment Option for Units only, Common Shares only, or Warrants only, or any combination thereof, to cover over-allotments, if any, and for market stabilization purposes.
The Company intends to use the net proceeds from the Offering to advance the Company’s research and clinical development programs, additional commercial product development, and for general corporate purposes.
The Units will be offered by way of prospectus supplement filed in each of the provinces of Canada (other than Quebec) to supplement the Company’s short form base shelf prospectus dated April 30, 2021.
The Offering is expected to close on or about May 12, 2021 and is subject to market and other customary conditions, including approval of the Toronto Stock Exchange, and the entering into of an underwriting agreement between the Company and the Underwriters.
The securities offered have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any applicable U.S. state securities laws, and may not be offered or sold to, or for the account or benefit of, persons in the United States or “U.S. persons” (as such term is defined under Regulation S under the U.S. Securities Act) absent registration or an available exemption from the registration requirement of the U.S. Securities Act and applicable U.S. state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
About Cardiol Therapeutics
Cardiol Therapeutics Inc. (TSX: CRDL) is a clinical-stage biotechnology company focused on the research and clinical development of innovative anti-inflammatory therapies for the treatment of cardiovascular disease

(“CVD”). The Company’s lead product, CardiolRx™, is a pharmaceutically produced oral cannabidiol formulation that is being investigated in a Phase II/III outcomes study in hospitalized patients testing positive for the COVID-19 virus. This potentially registrational trial is designed to evaluate the efficacy and safety of CardiolRx as a cardioprotective therapy to reduce mortality and major cardiovascular events in COVID-19 patients who have a prior history of, or risk factors for, CVD, and to investigate the influence CardiolRx has on key markers of inflammatory heart disease.
Cardiol is also planning to file an investigational new drug (“IND”) application for a Phase II international trial that will investigate the anti-inflammatory and anti-fibrotic properties of CardiolRx in patients with acute myocarditis, which remains the most common cause of sudden cardiac death in people under 35 years of age. In addition, Cardiol is developing a subcutaneous formulation of CardiolRx and other anti-inflammatory therapies for the treatment of chronic heart failure — a leading cause of death and hospitalization in North America, with associated annual healthcare costs in the U.S. alone exceeding $30 billion.
Cardiol recently commercialized Cortalex™ (cortalex.com), a pharmaceutically produced cannabidiol formulation developed to address underserved segments of the Canadian medicinal cannabidiol market.
For more information about Cardiol Therapeutics, please visit cardiolrx.com.
Cautionary statement regarding forward-looking information:
This news release contains “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact, that address activities, events, or developments that Cardiol believes, expects, or anticipates will, may, could or might occur in the future are “forward-looking information.” Forward looking information contained herein may include, but is not limited to, statements relating to: the Company’s focus on developing innovative anti-inflammatory therapies for the treatment of CVD; the number of Units, price per Unit and gross proceeds from the Offering; the composition of the Units and the terms of the Warrants; the terms of the Over-Allotment Option; the intended use of proceeds; the fact that the Units will be offered by way of prospectus supplement; the anticipated closing date and closing conditions for the Offering; and the fact that Cardiol plans to file an IND application. Forward-looking information contained herein reflects the current expectations or beliefs of Cardiol based on information currently available to it and is subject to a variety of known and unknown risks and uncertainties and other factors that could cause the actual events or results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking information, and are not (and should not be considered to be) guarantees of future performance. These risks and uncertainties and other factors include the risks and uncertainties referred to in the Company’s Annual Information Form dated March 31, 2021, as well as the risks and uncertainties associated with product commercialization, clinical studies, and the risk that the Offering is not completed. These risks, uncertainties and other factors should be considered carefully, and investors should not place undue reliance on the forward-looking information. Any forward-looking information speaks only as of the date on which it is made and, except as may be required by applicable securities laws, Cardiol disclaims any intent or obligation to update or revise such forward-looking information, whether as a result of new information, future events or results or otherwise.
For further information, please contact:
David Elsley, President & CEO +1-289-910-0850
david.elsley@cardiolrx.com
Trevor Burns, Investor Relations +1-289-910-0855
trevor.burns@cardiolrx.com

Schedule “C”
[See Attached]

Cardiol Therapeutics Closes $22 Million Bought Deal Offering
Oakville, Ontario — (Newsfile Corp. — May 12, 2021) — Cardiol Therapeutics Inc. (TSX: CRDL) (“Cardiol” or the “Company”), a clinical-stage biotechnology company focused on developing innovative anti-inflammatory therapies for the treatment of cardiovascular disease, is pleased to announce the closing of its previously announced “bought deal” short form prospectus offering (the “Offering”) of units of the Company (“Units”) for aggregate gross proceeds of approximately $22 million.
The Offering was completed by a syndicate of underwriters led by Raymond James Ltd., as lead underwriter and sole bookrunner and included Leede Jones Gable Inc. and ATB Capital Markets Inc.
Under the Offering, the Company sold a total of 6,112,000 Units at a price of $3.60 per Unit. Each Unit is comprised of one Class A common share of the Company (a “Unit Share” and each Class A common share, a “Common Share”) and one-half of one Common Share purchase warrant of the Company (each full warrant, a “Warrant”). Each Warrant entitles the holder thereof to acquire one Common Share (a “Warrant Share”) at a price of $4.60 per Warrant Share for a period of 36 months from issuance. The Common Shares trade on the Toronto Stock Exchange (“TSX”) under the symbol “CRDL” and the Warrants will commence trading on the TSX under the symbol “CRDL.WT.A”.
The Company intends to use the net proceeds from the Offering to advance the Company’s research and clinical development programs, for additional commercial product development, and for general corporate purposes.
The securities offered have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any applicable U.S. state securities laws, and may not be offered or sold to, or for the account or benefit of, persons in the United States or “U.S. persons” (as such term is defined under Regulation S under the U.S. Securities Act) absent registration or an available exemption from the registration requirement of the U.S. Securities Act and applicable U.S. state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
About Cardiol Therapeutics
Cardiol Therapeutics Inc. (TSX: CRDL) is a clinical-stage biotechnology company focused on the research and clinical development of innovative anti-inflammatory therapies for the treatment of cardiovascular disease (“CVD”). The Company’s lead product, CardiolRx™, is a pharmaceutically produced oral cannabidiol formulation that is being investigated in a Phase I/II outcomes study in hospitalized patients testing positive for the COVID-19 virus. This potentially registrational trial is designed to evaluate the efficacy and safety of CardiolRx as a cardioprotective therapy to reduce mortality and major cardiovascular events in COVID-19 patients who have a prior history of, or risk factors for, CVD, and to investigate the influence CardiolRx has on key markers of inflammatory heart disease.
Cardiol is also planning to file an investigational new drug (“IND”) application for a Phase I international trial that will investigate the anti-inflammatory and anti-fibrotic properties of CardiolRx in patients with acute myocarditis, which remains the most common cause of sudden cardiac death in people under 35 years of age. In addition, Cardiol is developing a subcutaneous formulation of CardiolRx and other anti- inflammatory therapies for the treatment of chronic heart failure — a leading cause of death and hospitalization in North America, with associated annual healthcare costs in the U.S. alone exceeding $30 billion.
Cardiol recently commercialized Cortalex™ (cortalex.com), a pharmaceutically produced cannabidiol formulation developed to address underserved segments of the Canadian medicinal cannabidiol market.
For more information about Cardiol Therapeutics, please visit cardiolrx.com.
Cautionary statement regarding forward-looking information:
This news release contains “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact, that address activities, events, or developments that Cardiol believes, expects, or anticipates will, may, could or might occur in the future are “forward-looking information.” Forward looking information contained herein may include, but is not limited to, statements relating to: the Company’s focus on developing innovative anti- inflammatory therapies for the treatment of CVD; the intended use of proceeds; and the fact that Cardiol plans to file an IND application. Forward-looking information contained herein reflects the current expectations or beliefs of Cardiol based on information currently available to it and is subject to a variety of known and unknown risks and uncertainties and other factors that could cause the actual events or results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking information, and are not (and should not be considered to be) guarantees of future performance. These risks and uncertainties and other factors include the risks and uncertainties referred to in the Company’s Annual Information Form dated March 31, 2021, as well as the risks and uncertainties associated with product commercialization, clinical studies, and the risk that the Offering is not completed. These risks, uncertainties and other factors should be considered carefully, and investors should not place undue reliance on the forward-looking information. Any forward-looking information speaks only as of the date on which it is made and, except as may be required by applicable securities laws, Cardiol disclaims any intent or obligation to update or revise such forward-looking information, whether as a result of newinformation, future events or results or otherwise.
For further information, please contact:
David Elsley, President & CEO +1-289-910-0850
david.elsley@cardiolrx.com
Trevor Burns, Investor Relations +1-289-910-0855
trevor.burns@cardiolrx.com
THIS NEWS RELEASE IS INTENDED FOR DISTRIBUTION IN CANADA ONLY AND IS NOT INTENDED FOR DISTRIBUTION TO UNITED STATES NEWSWIRESERVICES NOR FOR DISSEMINATION IN THE UNITED STATES.
To view the source version of this press release, please visit
https://www.newsfilecorp.com/release/83768